1 Exhibit 10.45 AMENDMENT TO EMPLOYMENT AGREEMENT This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of February 23, 2016 (the "Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation ("FIS" or the "Company"), and Michael Nussbaum (the "Employee") and amends that certain Employment Agreement dated October 1, 2009 (the "Agreement"). Unless expressly amended herein, the terms of the Agreement remain in full force and effect. In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows: 1. Section 4 is deleted and the following is inserted in lieu thereof: “4. Salary. During the Employment Term, Company shall pay Employee an annual base salary, before deducting all applicable withholdings, of no less than $315,000 per year, payable at the time and in the manner dictated by Company's standard payroll policies. Such minimum annual base salary may be periodically reviewed and increased (but not decreased without Employee's express written consent) at the discretion of Company to reflect, among other matters, cost of living increases and performance results (such annual base salary, including any increases, the "Annual Base Salary").” 2. Section 10(a)(iv) is deleted and the following is inserted in lieu thereof: “(iv) All stock option, restricted stock and other equity-based incentive awards granted by Company that were outstanding but not vested as of the Date of Termination shall become immediately vested and/or payable, as the case may be;” IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date first set forth above. FIDELITY NATIONAL INFORMATION SERVICES, INC. By: ____________//S//______________ Its: CEVP, Chief Administrative Officer MICHAEL NUSSBAUM ________________//S//______________